UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 3, 2006

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with consulting work performed by ParCon Consulting, LLC (“ParCon”) for Toreador Resources Corporation (“Toreador”), effective January 3, 2006, Toreador issued to ParCon (i) 4,075 shares of restricted common stock of Toreador pursuant to the Toreador Resources Corporation 2005 Long-Term Incentive Plan and (ii) a warrant exercisable into 10,000 shares of common stock. The 4,075 shares of restricted common stock shall vest on January 3, 2007, provided ParCon is providing services to Toreador on January 3, 2007. If ParCon is not providing services to Toreador on January 3, 2007, the shares of restricted stock shall be forfeited on the date ParCon terminates providing services for Toreador. Until the restricted shares vest, ParCon cannot sell, transfer, pledge or assign any of the restricted shares. However, beginning on the date of grant, ParCon is permitted to vote the shares of restricted stock. The warrant has an exercise price of $27.65 per share of common stock and expires on January 3, 2011.

Both the restricted stock and the warrant were issued to ParCon upon the exemption from registration provided by Rule 506 promulgated pursuant to the Securities Act of 1933, as amended.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: January 9, 2006

By:          /s/ G. Thomas Graves III

G. Thomas Graves III, President and CEO